SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2003

Jacuzzi Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14557	22-3568449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 S. Flagler Drive
Suite 1108
West Palm Beach, FL		33401
(Address of Principal Executive Offices)		(Zip Code)
(561) 514-3838
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

See press release of Jacuzzi Brands, Inc. (the “Company”) dated June 30, 2003 attached as Exhibit 99.1.

Item 9.     Regulation FD Disclosure.

     The following information is furnished pursuant to Item 9, “Regulation FD Disclosure”. The Company is currently in discussions with the Securities and Exchange Commission (the "SEC") regarding the accounting policy for the Rexair distribution network. The network has a book value of $64 million as of March 31, 2003 and is currently accounted for as an indefinite-lived intangible asset pursuant to SFAS No. 142. The SEC staff has indicated that it views the contractual terms of the distribution contracts and the willingness by parties to exercise termination rights as satisfying the requirements established by SFAS 142 of a finite lived asset, and, accordingly, that the Company should in future periods begin amortizing all or part of this asset over a period or periods yet to be determined. The Company disagrees with this view, and discussions are continuing. If the SEC staff's view prevails, the resulting charges would be non-cash items, but they would reduce reported results of operations in future periods by an amount equivalent to an amortization charge yet to be determined.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

Date: July 1, 2003	By:	/s/ Steven C. Barre

		Name:	Steven C. Barre
		Title:	Senior Vice President, General Counsel and
Secretary